SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   November 29, 2005

Colombia Goldfields Ltd.
(Exact name of registrant as specified in its charter)

Nevada	000-51013	76-0730088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Water Street, Suite 610, Vancouver, British Colombia, Canada	V6B 5C6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 691-6518

___________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 29, 2005, our board of directors appointed Robert E. Van Tassell to serve as a member of our board of directors.

Mr. Van Tassell has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. There are no family relationship between Mr. Van Tassell and any of our officers or directors. A description Mr. Van Tassell’s business experience is set forth below.

Prior to his retirement in 1998, Mr. Van Tassell was involved in the Canadian mining industry for 42 years; the last 16 of which was spent as Vice President of Exploration for Dickenson Mines/Goldcorp Inc. Mr. Van Tassell is a life member of the CIM, a member of the Association of Applied Geochemists and the Geological Association of Canada. Mr. Van Tassell currently is a member of the board of directors for the following companies:

Company Name	Date of Appointment
Lexam Explorations Inc.	1998
Plato Gold Corp.	1999
Red Lake Resources	2003
Rupert Resources	2004
Yukon Gold Corporation	2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colombia Goldfields Ltd.

/s/ Dan Hunter
__________________________________
Daniel Hunter, Chief Executive Officer

Date: November 30, 2005